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                                                                   EXHIBIT 1
                                                                   ---------

                                  AGREEMENT

     Pursuant to Rule 13(d)-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Raptor Systems, Inc.

     EXECUTED as a sealed instrument this 12th day of February, 1997.


                                  GREYLOCK EQUITY LIMITED PARTNERSHIP


                                  By: Greylock Equity GP Limited Partnership
                                      General Partner

                                  By:  /s/ Henry F. McCance
                                       -----------------------------
                                       Henry F. McCance
                                       Managing General Partner


                                  GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                  By:  /s/ Henry F. McCance
                                       -----------------------------
                                       Henry F. McCance
                                       Managing General Partner


                                  /s/ Henry F. McCance
                                  ----------------------------------
                                  Henry F. McCance


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